EXHIBIT 99.1 2 ex99-1.htm	EXHIBIT 99.1

FOR IMMEDIATE RELEASE

R. Parrish Little Joins HomeTrust Bank as Chief Risk Officer

ASHEVILLE, NC, March 23, 2015 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank, N.A. (the “Bank”), announced today that the Bank has hired R. Parrish Little as Executive Vice President and Chief Risk Officer. Little will lead Enterprise Risk Management for the Company.
“Parrish Little’s broad knowledge of banking combined with his achievements in Enterprise Risk Management make him the right fit at the right time for our Bank,” said Dana Stonestreet, Chairman, President and CEO. “We are pleased to have him on board as a member of our senior leadership team.”
Parrish Little earned his Bachelor of Science degree from Clemson University and has earned the following professional certifications: Certified Internal Auditor (CIA), Certified Bank Auditor (CBA), and Certified Risk Professional (CRP – Audit Emphasis). He has over 25 years of experience in the financial services industry serving in internal audit and risk management leadership positions. He began his career in banking with Citizens & Southern National Bank (Bank of America) in Columbia, S.C. as an Auditor. In 1995 he managed and led audit initiatives with Fleet Financial Group’s (Bank of America) mortgage lending operations. He served in several leadership roles with Bank of America in Greensboro and Charlotte, N.C. from 1997 to 2007, during which time he was promoted to Senior Vice President. He joined First Citizens Bank and Trust in Columbia, S.C. as Director of Risk Management in 2008. In his most recent role, Little served as Chief Audit Executive of First Citizens Bank and Trust where he directed the Bank’s Internal Audit team. He has served in various leadership positions and on the boards of local chapters of the Institute of Internal Auditors and currently serves on the board of the Risk Management Association’s Operational Risk Forum. He is an active community volunteer, including faith-based community initiatives, and has served on the Mental Health America of South Carolina’s board for the past three years.
“It’s an exciting time to join HomeTrust Bank,” said Parrish Little. “HomeTrust has a long history of serving the community and is well-positioned for future success. I am looking forward to being part of the leadership team and delivering results that support effective risk management and financial growth.”
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of December 31, 2014 the Company had assets of $2.64 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through its 45 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939